UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2011
CADUCEUS SOFTWARE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-144509	98-0534794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
42a High Street, Sutton Coldfield, West Midlands, UK		B72 1UJ
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(44) 0121-695-9585
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On November 4th, 2011, we completed a private placement of our common stock pursuant to Regulation S of the Securities Act of 1933 (the “Act”).  We sold 900,000 units to one corporation and raised $100,000.   Each unit consisted of one share of common stock; one series A warrant; and, one series B warrant.  Each series A warrant is exercisable into one share of common stock at an exercise price of $0.15 per warrant and each series B warrant is exercisable into one share of common stock at an exercise price of $0.25 per warrant.  The series A warrants are exercisable for a period of 36 months from November 4, 2011 and the series B warrants are exercisable for a period of 48 months from November 4, 2011.

A form of the subscription agreement is attached hereto as Exhibit 10.1.

We issued all of the securities to one (1) non-U.S. (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Form of Subscription Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADUCEUS SOFTWARE SYSTEMS CORP.
/s/ Derrick Gidden
Derrick Gidden
President and Director

Date:	November 14, 2011